UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

F O R M 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2000

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

(Exact name of registrant as specified in its charter)

Delaware 0-26200 04-3208648

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

c/o Boston Capital Corporation,

One Boston Place, Boston, Massachusetts 02108-4406

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(617) 624-8900

None

(Former name or former address, if changed since last report)

Item 5. Other Events

As of June 2000 Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 37 thereof, entered into various agreements relating to FAH Silver Pond Limited Partnership, a Connecticut limited partnership (the "Operating Partnership") on behalf of Series 37 of the Partnership, including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of June 2000 (the "Operating Partnership Agreement"), pursuant to which Series 37 acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement.

The Operating Partnership owns a 160 unit apartment complex for seniors located at Wallingford in New Haven County, Connecticut, which is known as Silver Pond Apartments (the "Apartment Complex"). The Apartment Complex consists of 5 buildings containing 21 studio units, 131 one-bedroom units and 8 two-bedroom units. Amenities include a community room, laundry facilities and elevators. Unit amenities include a stove and refrigerator in the units. Construction of the Apartment Complex commenced in May 2000 and is scheduled for completion in December 2000. 100% Occupancy is scheduled for January 2001.

The Operating Partnership expects to receive permanent financing in the amount of $1,700,000 (the "First Permanent Mortgage") from the Connecticut Housing Finance Authority. The Permanent Mortgage is expected to bear interest at 6.5% per annum payable over a 176 month amortization period and a 176 month term. The Operating Partnership expects to receive permanent financing in the amount of $1,300,000 (the "Second Permanent Mortgage") from the Connecticut Housing Finance Authority. The Permanent Mortgage is expected to bear interest at 6.5% per annum payable over a 40 year amortization period and a 40 year term. The Operating Partnership expects to receive permanent financing in the amount of $1,750,000 (the "Third Permanent Mortgage") from the Connecticut Housing Finance Authority. The Permanent Mortgage is expected to bear interest at 4.0% per annum payable over a 40 year amortization period and a 40 year term.

It is expected that 95% of the rental apartment units in the Apartment Complex will qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

The general partner of the Operating Partnership is FAH Silver Pond of Massachusetts LLC, (the "General Partner"). The principal of the General Partner is Christopher Collins.

Series 37 acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $1,579,429 to the Operating Partnership in 4 installments as follows:

    $1,263,543 (the "First Installment") on the latest to occur of (A) Initial Closing of the CHFA Bond Financing, (B) receipt of a loan commitment acceptable to the Investment Partnership for the CHFA Loan or (C) the Admission Date;
    $221,120 (the "Second Installment") on the latest to occur of (A) Substantial Completion, (B) receipt of a draft copy of the Cost Certification, (C) Initial 100% Occupancy Date or (D) confirmation by Boston Capital that outstanding due diligence items have been completed by the General Partner tot eh reasonable satisfaction of Boston Capital, if any, or (E) satisfaction of all conditions to the payment of the First Installment;
    $78,971 (the "Third Installment") on the latest to occur of (A) Rental Achievement, (B) Final Closing of the CHFA Loan and Final Closing of the CHFA Bond Financing, (C) receipt of an updated title insurance policy satisfactory to the Special Limited Partner, which policy in no event shall contain a survey exception, (D) receipt of a payoff letter from the Contractor stating that all amounts payable to the Contractor under the terms of the Construction Contract have been paid in full, (E) Cost Certification or (F) satisfaction of all of the conditions to the payment of the First and Second Installment; and
    $15,795 (the "Fourth Installment") on the latest to occur of (A) State Designation or (B) satisfaction of all of the conditions to the payment of the First, Second and Third Installments.

The first, second and third installments have been paid by Series 37.

The total Capital Contribution of Series 37 to the Operating Partnership is based on the Operating Partnership receiving $2,025,112 in Tax Credits during the 10-year period commencing in 2000 of which 99.99% ($2,024,909) will be allocated to Series 37 as the Investment Limited Partner of the Operating Partnership.

Series 37 believes that the Apartment Complex is adequately insured.

Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership Agreement:
	Profits, Losses and Tax Credits from Normal Operations	Capital Transactions	Cash Flow
General Partner	0.01%	0.01%	80.1%
Series 37	99.98%	99.99%	10.0%
Special Limited Partner	0.01%	0.00%	0.00%
Class A Limited Partner	0.00%	0.00%	9.90%

The Special Limited Partner of the Operating Partnership is BCTC 94, Inc., an affiliate of Series 37.

Series 37 used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

Boston Capital, or an Affiliate thereof, will receive a fee (the "Asset Management Fee") commencing in 2002 from the Operating Partnership, for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership, in the annual amount of $8,000. The Asset Management Fee for each Fiscal Year will be payable from Cash Flow in the manner and priority set forth in Section 11.03 of the Operating Partnership Agreement, provided, however, that if, in any Fiscal Year, Cash Flow is insufficient to pay the full amount of the Asset Management Fee, the General Partner shall advance the amount of such deficiency to the Operating Partnership as a Subordinated Loan. If for any reason the Asset Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

The Operating Partnership will pay the General Partner a fee (the "Partnership Management Fee") commencing in 2002 for services in connection with the administration of the day-to-day business of the Operating Partnership in an annual amount equal to $8,000. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable from Cash Flow in the manner set forth in Section 11.03 of the Operating Partnership Agreement. If for any reason the Partnership Management Fee is not paid in any Fiscal Year, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first Fiscal Year in which there is sufficient Cash Flow or Capital Proceeds as provided in Article X of the Operating Partnership Agreement.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex, the Operating Partnership will pay the Developer a fee (the "Development Fee") in the principal amount of $550,059. The Development Fee, of which $410,527 is deferred, shall be due and payable only in accordance with Section 6 of the Development Agreement and, if not sooner paid, the total amount then outstanding will be payable on the tenth (10th) anniversary of the end of the Tax Credit Period from the proceeds of an additional General Partner Capital Contribution.

Item 7. Exhibits.

	(c)	Exhibits.	Page
(1)	(a)	Form of Dealer-Manager Agreement between Boston Capital Services, Inc. and the Registrant (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Agreement of Limited Partnership of the Partnership

Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (2) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: October 21, 2002

BOSTON CAPITAL TAX CREDIT FUND IV L.P.

By: Boston Capital Associates IV L.P.,

its General Partner

By: BCA Associates Limited Partnership, its

General Partner

By: C&M Management, Inc., its

sole General Partner

By: /s/ John P. Manning__

John P. Manning, President